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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT
TO THE BOARD OF MANAGEMENT AND SHAREHOLDERS OF TELE.RING TELEKOM SERVICE GMBH

We consent to the use of our reports for the financial years 1998, 1999 and 2000 and our opinions for the financial years 1998, 1999 and 2000 included in the 8-K filing of Western Wireless Corporation.





                       Jonasch - Platzer - Grant Thornton
                  Wirtschaftsprufungs- und Steuerberatungs-GmbH
                   Member Firm of Grant Thornton International




Vienna
September 17, 2001